                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         AMERICAN BANKNOTE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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

LOGO                        ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1997
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of AMERICAN BANKNOTE CORPORATION (the "Company") will be held on Wednesday, June 11, 1997, at Chase World Headquarters, 270 Park Avenue, 11th Floor Conference Room, New York, NY 10017 at 9:00 A.M., local time, for the following purposes:

          1. To elect seven Directors;

          2. To approve the proposed appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1997 (the "Auditor Proposal"); and

          3. To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 17, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     Stockholders are urged to attend the meeting in person. If you are not able to do so, please sign, date and return the accompanying Proxy in the enclosed envelope. No postage is required if mailed in the United States.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS AND FOR THE AUDITOR PROPOSAL.

                                          By Order of the Board of Directors,

                                          LOGO

                                          HARVEY J. KESNER
                                          Secretary

New York, New York
May 9, 1997

WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES ARE REPRESENTED.

                         AMERICAN BANKNOTE CORPORATION
                                200 PARK AVENUE
                         NEW YORK, NEW YORK 10166-4999
                                 (212) 557-9100

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 11, 1997
                            ------------------------

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy are furnished in connection with the solicitation of Proxies by the Board of Directors of American Banknote Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 11, 1997 at 9:00 A.M., local time, at Chase World Headquarters, 270 Park Avenue, 11th Floor Conference Room, New York, New York 10017 and at any adjournments or postponements thereof (the "Annual Meeting"). It is anticipated that this Proxy Statement and the form of Proxy will be first mailed on or about May 9, 1997 to holders of record on April 17, 1997 (the "Record Date") of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company's 1996 Annual Report to Stockholders, which includes certified financial statements, is enclosed with this Proxy Statement.

           PROPOSAL 1.  ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

     The Board of Directors has nominated the following persons for election as Directors at the Annual Meeting. Each nominee is presently a Director of the Company.

          NAME                   INFORMATION CONCERNING NOMINEES           DIRECTOR SINCE     AGE
-------------------------  --------------------------------------------    ---------------    ---
Bette B. Anderson........  Vice Chairperson since 1996 and President          June 1994       68
                           prior thereto of Kelly, Anderson, Pethick &
                           Associates, Inc. since 1989, a Washington
                           based management firm. Undersecretary of the
                           Treasury from 1977 to 1981. Director, ITT
                           Corporation, ITT Educational Services,
                           United Payors & United Providers, Inc. and
                           ITT Hartford Group, Inc., and serves on
                           various Committees of such companies. Member
                           of the Treasury Historical Association, a
                           Director of the Miller Foundation at the
                           University of Virginia and a member of the
                           Advisory Council of the Girl Scouts of
                           America.

          NAME                   INFORMATION CONCERNING NOMINEES           DIRECTOR SINCE     AGE
-------------------------  --------------------------------------------    ---------------    ---
Dr. Oscar Arias S........  Director, Arias Foundation for Peace and        September 1995     56
                           Human Progress. Former President of Costa
                           Rica and 1987 Nobel Peace Prize recipient.
                           President, International Press Service;
                           Director, Stockholm International Peace
                           Research Institute, International Center for
                           Human Rights and Democratic Development
                           Institute for International Studies at
                           Stanford University. Serves on the Board for
                           the InterAction Council, the International
                           Negotiation Network of the Carter Center and
                           Transparency International. In addition, Dr.
                           Arias is an active member of The Commission
                           on Global Governance, the Inter- American
                           Dialogue and the Society for International
                           Development.
C. Gerald Goldsmith......  Investor; Director, Palm Beach National Bank       July 1990       68
                           and Trust, Nine West Group, Inc. and
                           Innkeepers, USA.
Ira J. Hechler...........  Investor; Director, Leslie Fay Companies,        February 1990     78
                           Inc. and Concord Camera Corp.
David S. Rowe-Beddoe.....  Chairman of the Board, Welsh Development           July 1990       59
                           Agency since 1993 and Development Board for
                           Rural Wales since 1994; Director, Cavendish
                           Services Ltd. and Development Securities
                           plc. Previously held various senior
                           management positions, including at Revlon,
                           Inc. and De La Rue plc, as an Executive
                           Director.
Alfred Teo...............  Chairman and Chief Executive Officer of            June 1996       51
                           Alpha Industries, Inc. of the Sigma Plastics
                           Group since 1979. Chairman and Chief
                           Executive Officer of Red Line Express since
                           1984; Hillman Eyes since 1992 and Alpha
                           Technologies since 1990. Director of Fleet
                           Bank N.A., Trustee, St. Joseph's Hospital
                           and Stevens Institute of Technology.
Morris Weissman..........  Chairman of the Board and Chief Executive        February 1990     55
                           Officer of the Company since July 1990 and
                           Chief Operating Officer since July 1995;
                           Chairman of the Board and Chief Executive
                           Officer of United States Banknote Company
                           L.P. ("USBC") from 1986 through July 1990
                           and Vice Chairman and Director of USBC's
                           predecessor from 1976 to 1986. Director of
                           the Convenience and Safety Corporation and a
                           Trustee of the Jackie Robinson Foundation
                           and the Business Council for the United
                           Nations.

     Following the Annual Meeting, the Board will consist of seven Directors. Between Annual Meetings the Board has the authority under the By-laws to increase or decrease the size of the Board and to fill vacancies. The Company expects each nominee for election to be available for election and if any nominee is not available, Proxies will be voted for the election of such substitutes as the Board may recommend, unless the Board reduces the number of Directors.

                   DIRECTOR MEETINGS AND STANDING COMMITTEES

     The Board of Directors held four meetings in 1996. The Audit and Compensation Committees each met formally four times during 1996 and the Stock Option Committee met formally two times during 1996. Each of these committees also met informally on several occasions. Overall attendance at Board and Committee meetings was 98%. Attendance was at least 75% for each Director.

     Audit Committee. The Audit Committee consists of Mr. Goldsmith (Chairman), and Ms. Anderson, Messrs. Hechler and Rowe-Beddoe. The Audit Committee reviews with the independent auditors the scope of their audit and non-audit assignments and fees, the accounting principles applied by the Company in its financial reporting, the scope of internal financial auditing procedures and the adequacy of the Company's internal controls. The Audit Committee provides an open avenue of communication between management, the external and internal auditors and the Board of Directors. The Audit Committee provides similar reviews of the Company's subsidiaries.

     Compensation Committee. The Compensation Committee consists of Messrs. Rowe-Beddoe (Chairman), Goldsmith, Hechler and Teo. The Compensation Committee has responsibility for compensation arrangements for executive officers and certain senior employees and reviews executive performance. The Committee periodically consults with management and administers the Company's Long-Term Performance Plan (the "Long-Term Performance Plan") and Executive Incentive Plan (the "Executive Incentive Plan"). The Compensation Committee also reports to stockholders on executive compensation matters as required by the Securities and Exchange Commission.

     Stock Option Committee. The Stock Option Committee consists of Messrs. Hechler (Chairman), Goldsmith and Rowe-Beddoe. The Stock Option Committee periodically consults with management and administers the Company's 1990 Employee Stock Option Plan (the "1990 Stock Option Plan").

     The Audit, Compensation and Stock Option Committees are composed entirely of outside directors who are neither officers nor employees of the Company or its subsidiaries. Members of the Compensation and Stock Option Committees are not eligible to participate in any of the plans those Committees administer. The Committees of the Board, as well as the full Board, have access to outside consultants and experts as needed in connection with their deliberations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table reflects the number of shares of Common Stock beneficially owned on April 15, 1997 by each Director, each of the Named Executive Officers as set forth below in the Summary Compensation Table and by all Directors and executive officers as a group. No other person is known to the Company to beneficially own as of such date more than 5% of any class of equity securities of the Company.

                                                        AMOUNT AND                   PERCENTAGE
                                                         NATURE OF                    OF CLASS
                                                        BENEFICIAL                  BENEFICIALLY
                    NAME AND ADDRESS                  OWNERSHIP(1)(2)                  OWNED
    ------------------------------------------------  ---------------               ------------
    Bette B. Anderson...............................        13,600                         *
    Dr. Oscar Arias S. .............................        11,150                         *
    Patrick J. Gentile..............................         7,375                         *
    C. Gerald Goldsmith.............................        16,200                         *
    John T. Gorman..................................       178,100(3)                      *
    Ira J. Hechler..................................       229,300                       1.2%
    Harvey J. Kesner................................        59,459(4)                      *
    David S. Rowe-Beddoe............................        15,100                         *
    Alfred Teo......................................     1,896,000                       9.5%
    Ward A.W. Urban.................................         7,108                         *
    Morris Weissman.................................     1,773,536(3)(5)(6)              8.5%
    All Directors and executive officers as a group
      (11 persons)..................................     4,206,928(3)(4)(5)(6)          19.9%

---------------
(1) Unless otherwise indicated, each stockholder has sole voting and investment power.

(2) Includes Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 1997 in the amount of 5,500, 70,200, 18,834, 5,233 and 408,666 for Messrs. Gentile, Gorman, Kesner, Urban and Weissman, and 508,433 for all executive officers, respectively. Includes Director Common Stock equivalent units under the Deferred Stock and Compensation Plan for Non-employee Directors in the amount of 13,100, 11,150, 15,100, 15,100, 15,100, and 7,500 units for Ms. Anderson, Dr. Arias and Messrs. Goldsmith, Hechler, Rowe-Beddoe and Teo, respectively. Excludes shares of Common Stock that may be issued to Directors in connection with deferred director fees under the Deferred Stock and Compensation Plan for Non-employee Directors in the amount of 242, 1,091, 788, 667, and 121 shares for Ms. Anderson and Messrs. Goldsmith, Hechler, Rowe-Beddoe and Teo, respectively.

(3) Includes Common Stock issuable upon the exercise of performance warrants issued under the Company's Performance Warrant Plan that are exercisable within 60 days of April 15, 1997 in the amount of 139,500 and 16,000 shares for Messrs. Weissman and Gorman and 155,500 shares for all executive officers, respectively.

(4) Includes 34,625 shares held in trust, as to which Mr. Kesner has sole voting and investment power.

(5) Includes (i) 95,000 shares held by spouse as to which Mr. Weissman disclaims beneficial ownership and (ii) 60,000 shares as to which Mr. Weissman has sole voting power and a right of first refusal with respect to any future sales.

(6) Excludes 30,625 shares of Common Stock held in trust as to which Mr. Weissman disclaims beneficial ownership, issued March 27, 1995 in lieu of a portion of Mr. Weissman's 1994 bonus.

 *  Less than 1%.

                             EXECUTIVE COMPENSATION

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company believes that a strong link should exist between executive compensation and management's success in maximizing stockholder value. This belief is adhered to by developing both short-term and long-term incentive compensation programs which provide competitive compensation and reflect Company performance while taking into account the Company's particular circumstances. The Compensation Committee's role and responsibilities involve the development and administration of executive compensation policies and programs which are consistent with, linked to and supportive of the basic strategic objective of maximizing stockholder value, while taking into consideration the activities and responsibilities of management.

     During 1996, the Committee took action to place the Company's management on a compensation program -- the Challenge 2000 Program -- providing for benefits by way of bonuses, long-term incentives and stock ownership that would follow the same general principles that had been previously adopted for the Chairman and CEO. Since many of the Company's senior managers had prior contractual arrangements, in many cases providing for guaranteed minimum annual bonus awards, they were each offered an opportunity to participate in the Challenge 2000 Program and to forego the prior guarantees and bonus arrangements. These offers were made in the early part of 1996 and, without exception, each of the offerees has accepted.

     The Challenge 2000 Program provides management with the opportunity for significant bonuses and long-term rewards if division and corporate goals of operating income above a 10% return on equity (ROE) are achieved. In certain instances, a portion of the management member's bonus also is dependent on division and individual goals being met. With the adoption of the Challenge 2000 Program, compensation for executive and operating management is linked to corporate results with long-term benefits realizable in 3-5 years following awards.

     As part of the Challenge 2000 Program, participants also agreed to the cancellation of certain outstanding options with no meaningful value and to the award of some restricted shares and new options at or above the fair market value at the date of grant. With respect to options canceled, the Company's compensation consultant recommended and the Compensation Committee adopted a formula by which a lesser number of options, with an exercise price of 125% of fair market value, were issued in lieu of the larger number of vested options canceled. In addition, new options granted during 1996 to the Chief Executive Officer were awarded at 120% of fair market value. A three-year vesting schedule also was imposed on the newly issued options to assure long-term commitment of the employees.

COMPENSATION PHILOSOPHY AND ELEMENTS

     The Compensation Committee adheres to five primary principles in discharging its responsibilities, which have been applied through the adoption of the Challenge 2000 Program. First, the majority of the annual bonus and long-term compensation for the Company's CEO and other management members should be in part at risk, with actual compensation levels correlating with the Company's actual performance. Second, over time, incentive compensation of the Company's management should focus more heavily on long-term rather than short-term accomplishments and results. Third, equity-based compensation and equity ownership requirements should be used on an increasing basis so as to provide management with clear and direct links to stockholder interests. Fourth, the overall compensation programs should be structured to ensure the Company's ability to attract, retain, motivate and reward those individuals who are best suited to achieving the desired performance results of the Company, both long and short-term. Fifth, the total compensation for all management should be competitive so as to attract and retain the best people in the Company's unique industry and should take into account the duties and responsibilities of the individual. In general, the Compensation Committee believes that sales and earnings growth as well as continued improvement in cash flow should be recognized in considering compensation levels along with improvements in overall effectiveness, productivity, quality, return on equity and investment and success in identifying and implementing further strategic alliances and business combinations, while taking into account the Company's high depreciation and amortization, non-recurring and extraordinary charges and continued non-cash charges.

     In evaluating the performance and compensation of the management, the Compensation Committee has taken particular note of the overall success in the consolidation of the businesses that have been brought under the Company's management during the past eight years, i.e., United States Banknote, American Bank Note, Jeffries Banknote, American Bank Note Holographics, American Banknote Company Grafica e Servicos (Brazil), Grafica Bradesco (Brazil), and Leigh-Mardon (Australia and New Zealand) as well as fundamental changes affecting the markets in which the Company operates. With foreign operations approaching 70% of consolidated sales and growing, management has achieved its international diversification goals and assumed added responsibilities for managing a global business, as well as becoming well-positioned in the emerging field of electronic commerce. Most notably, this progress has been reflected in a profitable 1996 fiscal year in which the Company earned 27c per share (excluding a special litigation reserve), and improved its market perception, the results of which substantially increased the Company's share price relative to prior years.

     The Compensation Committee believes that the Challenge 2000 Program complies with the provisions of Section 162(m) under the Internal Revenue Code of 1986, as amended, with respect to qualifying the compensation paid to its executive officers.

                             COMPENSATION COMMITTEE

                              David S. Rowe-Beddoe
                              C. Gerald Goldsmith
                                 Ira J. Hechler
                                   Alfred Teo

                               PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative total stockholder return from December 31, 1991 through December 31, 1996 to that of the Media General Composite, a broad market index, and a peer group index created by the Company.

     Because the Company is involved in a wide variety of businesses, including security printing, holography, and credit and telephone cards, and nearly 50% of its sales are derived from Latin America, no published peer group closely reflects the Company's overall business or matches the relative contributions of those businesses to the Company's overall performance. The following companies have been included in the customized peer group index: Bowne & Co., Inc., Deluxe Corporation, Devon Group Inc., John H. Harland Co., Merrill Corp., Moore Corporation Limited, Multi-Color Corp., The Standard Register Company, Stevens Graphics Corporation (Class A and Class B) and American Banknote Corporation. The customized peer group weighs the constituent companies' common stock performance on the basis of market capitalization, measured at the beginning of each relevant time period.

     The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1991 and that all dividends were reinvested. Stock price performances shown on the graph are not indicative of future price performances. This data was furnished by Media General Financial Services.

                     CUMULATIVE TOTAL RETURN AMONG AMERICAN
                BANKNOTE CORPORATION, A CUSTOM PEER GROUP INDEX,
                        AND COMPOSITE BROAD MARKET INDEX
                  FROM DECEMBER 31, 1991 TO DECEMBER 31, 1996

        MEASUREMENT PERIOD           AMERICAN BANKNOTE
      (FISCAL YEAR COVERED)                CORP             PEER GROUP         BROAD MARKET
1991                                     100.00              100.00              100.00
1992                                     113.04              110.52              104.00
1993                                     110.87              107.07              119.39
1994                                      39.13               94.89              118.39
1995                                      21.74              103.46              153.50
1996                                      82.61              131.26              185.38

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information for the three years ended December 31, 1996, 1995 and 1994, regarding the compensation of the Chief Executive Officer of the Company and each of the other four most highly compensated executive officers of the Company who were serving at the end of the last completed year and whose compensation exceeded $100,000 for such year (collectively, the "Named Executive Officers").

                                                                             LONG TERM COMPENSATION
                                                                       -----------------------------------
                                                                               AWARDS
                                                                       -----------------------     PAYOUTS
                                                           OTHER       RESTRICTED                  -------
                              ANNUAL COMPENSATION          ANNUAL        STOCK                      LTIP      ALL OTHER
        NAME AND         -----------------------------  COMPENSATION    AWARD(S)                   PAYOUTS   COMPENSATION
   PRINCIPAL POSITION    YEAR   SALARY($)    BONUS($)      ($)(1)        ($)(2)     OPTIONS(#)       ($)        ($)(3)
------------------------ -----  ---------   ----------  ------------   ----------   ----------     -------   ------------
Morris Weissman.........  1996   750,000     1,217,000       --          292,500      626,000(4)      --        19,488
  Chairman and Chief      1995   750,000            --       --               --      250,000         --        19,040
  Executive Officer       1994   750,000       183,750       --          183,750           --         --        21,918
John T. Gorman..........  1996   244,723       250,000                    32,500       90,600(4)      --        19,871
  Executive Vice          1995   234,168        40,000       --               --           --         --        15,938
  President and Chief     1994   234,168       132,200       --               --       20,000         --        17,224
  Financial Officer
Harvey J. Kesner........  1996   195,000       200,000       --           32,500       56,500(4)      --        10,717
  Executive Vice
    President             1995   173,824        30,000       --               --           --         --         7,500
  General Counsel and     1994   151,440        60,000       --               --       15,000         --         7,500
  Secretary
Ward A.W. Urban.........  1996   125,000        81,000       --           12,188       15,700(4)      --         9,958
  Vice President,
  Treasurer and Asst.
  Secretary
Patrick J. Gentile......  1996   111,667        66,125       --           12,188       16,500(4)      --         9,755
  Vice President and
  Corporate Comptroller

---------------
(1) The value of each of the named executive officer's perquisites did not exceed the threshold for disclosure established under the Securities and Exchange Commission's proxy rules.

(2) Amounts shown for 1996 consist of the market value on the date of grant of 180,000, 20,000, 20,000, 7,500 and 7,500 shares of restricted stock granted effective April 25, 1996 to Messrs. Weissman, Gorman, Kesner, Urban and Gentile, respectively, under the Long Term Performance Plan. Restrictions on the total number of shares subject to the grant will lapse on the fifth anniversary of the date of grant. In addition, 25% or more of the grant may lapse per annum if the Company achieves certain earning levels in the years 1996-1999. As a result of achieving the 1996 performance criteria, all restrictions lapsed on 25% of the 1996 shares. The total number of shares granted are entitled to the right to vote and receive dividends, when and if dividends are paid on the Common Stock. Under the Long Term Performance Plan, upon the grantee's death, retirement or disability, the restrictions will lapse on a pro-rata basis based upon the portion of the restricted period which has elapsed and the remainder will be forfeited. All such restrictions will immediately lapse upon a "change in control."

    The amount shown for 1994 represents 91,875 shares of restricted stock valued at $2.00 per share awarded on March 27, 1995 representing 50% of Mr. Weissman's 1994 bonus under the Executive Incentive Plan. Restrictions lapse on one-third of the shares upon each of the first three anniversaries of the date of award. All such restrictions will immediately lapse upon Mr. Weissman's death, retirement, disability, termination or upon a "change in control" of the Company. Shares are held pursuant to a grantor trust subject to claims of the Company's creditors until the date restrictions on the shares lapse. Dividends are paid on these shares as, when and if dividends are paid on the Common Stock.

    As of December 31, 1996, the number and potential value of the aggregate restricted stockholdings of each of the Named Executive Officers were as follows (prior to determination of achievement of the criteria for lapse of any restrictions): Mr. Weissman (241,250 shares with a value of $1,115,781); Mr. Gorman (20,000 shares with a value of $92,500); Mr. Kesner (20,000 shares with a value of

    $92,500); Mr. Urban (7,500 shares with a value of $34,688); and Mr. Gentile (7,500 shares with a value of $34,688).

    Awards under the Long Term Performance Plan, Executive Incentive Plan and 1990 Stock Option Plan are subject to anti-dilution provisions.

(3) Amounts shown consist of contributions to the Company's defined contribution Retirement Plan ($7,500 for each of Messrs. Weissman, Gorman and Kesner, $7,000 for Mr. Urban and $6,231 for Mr. Gentile), premiums paid with respect to life insurance ($11,988 for Mr. Weissman, $8,746 for Mr. Gorman and $592 for Mr. Gentile) and other tax payments for the Named Executive Officers ($3,625 for Mr. Gorman, $3,217 for Mr. Kesner, $2,958 for Mr. Urban and $2,932 for Mr. Gentile).

(4) Amounts shown consist of 150,000 options issued at 120% of fair market value ($1.65) and 476,000 options issued at 125% of fair market value ($2.25) to Mr. Weissman and 20,000, 20,000, 10,000 and 10,000 options issued at 100% of fair market value ($1.375) and 70,600, 36,500, 5,700 and 6,500 options issued at 125% of fair market value ($2.25) to Messrs. Gorman, Kesner, Urban and Gentile, respectively.

EMPLOYMENT AGREEMENTS

     Mr. Weissman serves pursuant to an employment agreement with the Company with a term ending on December 31, 1999. The term of Mr. Weissman's agreement is subject to automatic extension unless advance notice of non-renewal is given. Mr. Weissman's agreement provides for his engagement as Chairman and Chief Executive Officer of the Company. The agreement provides for a base salary of $750,000, with no guaranteed bonus. Mr. Weissman participates in the Executive Incentive Plan and receives an annual bonus equal to 6% of his annual base salary in 1994 (adjusted in each subsequent year by compounding the 1994 base salary by 1.07) multiplied by the number of percentage points by which "ROE" (as defined below) exceeds 10% up to a maximum annual bonus equal to 200% of base salary (as adjusted).

     ROE is defined as the fraction the numerator of which is equal to the Company's pre-tax income (including income from minority holdings, joint ventures, dividends from investments and like income) before extraordinary charges or similar one-time non-recurring losses or reserves not in the ordinary course plus depreciation and amortization, and the denominator of which is calculated as a simple average of the average monthly common equity (beginning of month common equity plus end of month common equity divided by two) for the calendar year.

     Mr. Weissman's agreement also contains provisions for the continuation of payments in the event of disability or death in addition to maintenance of certain life insurance and participation in Company benefit plans. Upon termination in the event of his permanent disability, until the earlier to occur of (i) recovery from such disability, (ii) the date employment under the employment agreement was scheduled to terminate or (iii) death, Mr. Weissman is entitled to receive 75% of the then effective base salary and the pro rata amount of the bonus he would have received for the year in which he became permanently disabled based on the number of days he was not disabled and during the time he receives 75% of his base salary all other benefits he would have received but for the termination of employment due to disability.

     In the event Mr. Weissman's employment with the Company is terminated by the Company (other than for cause) or is terminated by Mr. Weissman for "good reason," Mr. Weissman is entitled to receive a lump sum payment equal to the greater of his "total direct compensation" (as defined) for 1994 or his "estimated total direct compensation" (as defined) then in effect, as if his employment agreement had remained in effect for the entire term or, if following a "change in control," the greater of such amount or $5,000,000, plus the value of his unexercised options and maintenance of certain benefits for the remainder of the term of the agreement.

     On July 24, 1996, Mr. Gorman's employment agreement was amended and extended with a term ending on August 31, 1999. The term of Mr. Gorman's agreement is subject to automatic extension unless advance notice of non-renewal is given. Mr. Gorman's agreement provides for his engagement as Chief Financial Officer of the Company. The agreement provides for a base salary of $250,000 with no guaranteed bonus. For 1996, Mr. Gorman's agreement provides for an annual bonus in accordance with the Company's Challenge

2000 Program. The bonus can range from 0-100% of base salary based upon the level of achievement of corporate and personal goals.

     In addition to the annual bonus, Mr. Gorman is entitled to participate in all other benefits made available to executive officers of the Company, including, a long-term incentive award as determined by the Compensation Committee.

     Mr. Gorman's employment agreement contains provisions for the continuation of payments in the event of non-renewal by the Company, disability or death in addition to maintenance of certain life insurance and participation in Company benefit plans. The employment agreement entitles Mr. Gorman to certain payments upon termination (other than for cause). Upon termination in certain circumstances, including for "good reason," Mr. Gorman is entitled to a lump sum cash payment in an amount equal to two times base salary plus bonus then in effect plus the value of unexercised options held and maintenance of certain benefits for an eighteen month period. Upon termination other than for cause, death or disability, the agreement provides that the Company will retain Mr. Gorman as a consultant for a term of 18 months at 150% of his base salary then in effect.

     Messrs. Kesner, Urban and Gentile participate in the Challenge 2000 program under which they are entitled to bonuses which can range from 0-100% of base salary for Mr. Kesner, 0-75% for Mr. Urban and 0-75% for Mr. Gentile. In addition, Mr. Kesner's employment is subject to an agreement which provides for payment upon termination of employment, disability or death, in addition to maintenance of certain life insurance and participation in all other benefits made available to executive officers, in a lump sum amount of one times base salary then in effect, and, upon termination for "good reason", one times base salary plus bonus, plus the value of unexercised options held and maintenance of certain benefits for an eighteen-month period.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth for each of the Named Executive Officers:
(a) the number of options granted during 1996; (b) the percent such number is of the total options granted to all employees in 1996; (c) the exercise price per share; (d) the expiration date; and (e) the potential realizable value of such options at certain assumed rates of stock price appreciation.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                          --------------------------------   POTENTIAL REALIZABLE VALUE AT
                                          % OF TOTAL                            ASSUMED ANNUAL RATES OF
                                           OPTIONS                           STOCK PRICE APPRECIATION FOR
                                OPTIONS   GRANTED TO             EXERCISE           OPTION TERM(2)
                                GRANTED   EMPLOYEES    PRICE    EXPIRATION   -----------------------------
                                (#)(1)     IN 1996     ($/SH)      DATE      0%($)    5%($)       10%($)
                                -------   ----------   ------   ----------   -----   --------   ----------
Morris Weissman...............  150,000      13.8%     $1.65      2/5/06     $ --    $155,651   $  394,451
Morris Weissman...............  476,000      43.9%     $2.25      3/6/06     $ --    $673,546   $1,706,898
John T. Gorman................   20,000       1.8%     $1.375     2/5/06     $ --    $ 17,295   $   43,828
John T. Gorman................   70,600       6.5%     $2.25      3/6/06     $ --    $ 99,900   $  253,166
Harvey J. Kesner..............   20,000       1.8%     $1.375     2/5/06     $ --    $ 17,295   $   43,828
Harvey J. Kesner..............   36,500       3.4%     $2.25      3/6/06     $ --    $ 51,648   $  130,886
Ward A. W. Urban..............   10,000       0.9%     $1.375     2/5/06     $ --    $  8,647   $   21,914
Ward A. W. Urban..............    5,700       0.5%     $2.25      3/6/06     $ --    $  8,066   $   20,440
Patrick J. Gentile............   10,000       0.9%     $1.375     2/5/06     $ --    $  8,647   $   21,914
Patrick J. Gentile............    6,500       0.6%     $2.25      3/6/06     $ --    $  9,198   $   23,308

---------------
(1) Options granted under the 1990 Employee Stock Option Plan. One-third of the options vest and become fully exercisable upon each of the first three anniversaries of the date of grant, except that all such options immediately vest upon the holder's death while still employed or termination of employment in connection with a change in control and are subject to anti-dilution provisions. Payment of the purchase price of shares acquired upon the exercise of options generally may be in cash, by check, or by delivery of shares of Common Stock, or by other permitted methods, including broker-assisted "cashless exercise" methods.

(2) The amounts set forth are based on assumed appreciation of 0% and the 5% and 10% rates as prescribed by the Securities and Exchange Commission rules and are not intended to forecast future appreciation, if any, of the stock price. The Company did not use an alternate formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved.

                         REPORT ON REPRICING OF OPTIONS

     As part of the Company's adoption of the Challenge 2000 Program in 1996, certain options held by the Named Executive Officers were canceled and replacement options for a lesser number of shares were granted.

The following table sets forth certain information regarding the cancellation and replacement of options effected by the Company during the past 10 years.

                                            NUMBER OF
                                            SECURITIES       MARKET
                                            UNDERLYING      PRICE OF       EXERCISE
                            DATE OF          OPTIONS        STOCK AT       PRICE AT       NEW        EXPIRATION
                          CANCELLATION      (CANCELED)      TIME OF        TIME OF      EXERCISE       DATE OF
   NAME AND PRINCIPAL         AND          AND REISSUED   CANCELLATION   CANCELLATION    PRICE        ORIGINAL
        POSITION           REISSUANCE          (#)            ($)            ($)          ($)          OPTION
------------------------  ------------     ------------   ------------   ------------   --------     -----------
Morris Weissman.........     05-Oct-92(1)    (250,000)       $4.375         $4.080                   10-Jan-2002
  Chief Executive
  Officer                    05-Oct-92(1)     237,500                                    $4.375
                             25-Apr-96(2)     (60,000)       $1.750         $4.190                   08-Aug-2001
                             25-Apr-96(2)    (237,500)       $1.750         $4.375                   05-Oct-2002
                             25-Apr-96(2)    (285,000)       $1.750         $6.188                   08-Dec-2002
                             25-Apr-96(2)    (250,000)       $1.750         $6.625                   13-Oct-2003
                             25-Apr-96(2)     476,000                                    $2.250(3)
John T. Gorman..........     05-Oct-92(1)     (40,000)       $4.375         $4.080                   10-Jan-2002
  Executive Vice
  President                  05-Oct-92(1)      38,000                                    $4.375
  and Chief Financial        25-Apr-96(2)     (20,000)       $1.750         $4.190                   08-Aug-2001
  Officer                    25-Apr-96(2)     (38,000)       $1.750         $4.375                   05-Oct-2002
                             25-Apr-96(2)     (28,000)       $1.750         $6.188                   08-Dec-2002
                             25-Apr-96(2)     (20,000)       $1.750         $2.938                   20-Sep-2004
                             25-Apr-96(2)      70,600                                    $2.250(3)
Harvey J. Kesner........     05-Oct-92(1)     (20,000)       $4.375         $4.080                   10-Jan-2002
  Executive Vice             05-Oct-92(1)      19,000                                    $4.375
  President, General         25-Apr-96(2)      (3,333)       $1.750         $3.940                   19-Jun-2001
  Counsel and                25-Apr-96(2)      (5,000)       $1.750         $4.190                   08-Aug-2001
  Secretary                  25-Apr-96(2)     (19,000)       $1.750         $4.375                   05-Oct-2002
                             25-Apr-96(2)     (11,000)       $1.750         $6.188                   08-Dec-2002
                             25-Apr-96(2)     (15,000)       $1.750         $2.938                   20-Sep-2004
                             25-Apr-96(2)      36,500                                    $2.250(3)
Ward A. W. Urban........     25-Apr-96(2)      (5,000)       $1.750         $6.560                   21-Sep-2003
  Vice President,            25-Apr-96(2)      (4,000)       $1.750         $2.938                   20-Sep-2004
  Treasurer and              25-Apr-96(2)       5,700                                    $2.250(3)
  Asst. Secretary
Patrick J. Gentile......     25-Apr-96(2)      (2,500)       $1.750         $6.000                   02-Mar-2002
  Vice President and         25-Apr-96(2)      (2,500)       $1.750         $6.313                   09-Mar-2003
  Corporate Comptroller      25-Apr-96(2)      (5,000)       $1.750         $2.938                   20-Sep-2004
                             25-Apr-96(2)       6,500                                    $2.250(3)

---------------
(1) Options originally issued with an exercise price equal to 75% of market value at the date of grant were canceled and re-issued at a higher exercise price of $4.375, which reflected 100% of market value at the date of grant.

(2) Cancellations were effected in connection with the executive's acceptance of the modifications to his compensation pursuant to the Challenge 2000 Program as described elsewhere in this proxy statement. As a result, Mr. Weissman was granted options to purchase 476,000 shares at an exercise price of 125% of market value at the date of grant in lieu of 832,500 options canceled and Messrs. Gorman, Kesner, Urban and Gentile were granted options to purchase 70,600, 36,500, 5,700 and 6,500 shares, respectively, at an exercise price of 125% of market value at the date of grant in lieu of 106,000, 53,333, 9,000, and 10,000 options canceled.

(3) 125% of market value on April 25, 1996, as defined in the 1990 Employee Stock Option Plan (average of high and low trading price)
                             COMPENSATION COMMITTEE

                              David S. Rowe-Beddoe
                              C. Gerald Goldsmith
                                 Ira J. Hechler
                                   Alfred Teo

                  OPTION EXERCISES AND FISCAL YEAR END VALUES

     The following table sets forth for each of the Named Executive Officers:
(a) the number of shares of Common Stock acquired upon the exercise of options during 1996; (b) the value realized from options exercised during 1996; (c) the number of options held as of December 31, 1996, both exercisable and unexercisable; and (d) the value of such options as of that date. No named executive officer exercised any options during the last fiscal year.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                    AND OPTION VALUE AT LAST FISCAL YEAR END

                                                                  NUMBER OF
                                                                 UNEXERCISED       VALUE OF UNEXERCISED
                                                                 OPTIONS AT            IN-THE-MONEY
                                                                   FISCAL           OPTIONS AT FISCAL
                                    SHARES                       YEAR END #              YEAR-END
                                   ACQUIRED        VALUE       EXERCISABLE(1)/      $ EXERCISABLE(1)/
              NAME                ON EXERCISE     REALIZED      UNEXERCISABLE         UNEXERCISABLE
--------------------------------  -----------     --------     ---------------     --------------------
Morris Weissman.................      --             --        116,666/792,667      $286,957/$1,983,001
John T. Gorman..................      --             --         40,000/ 90,600      $100,600/  $232,675
Harvey J. Kesner................      --             --              0/ 56,500            $0/  $151,688
Ward A. W. Urban................      --             --              0/ 15,700             $0/  $46,038
Patrick J. Gentile..............      --             --              0/ 16,500             $0/  $47,938

---------------
(1) Amounts shown exclude Performance Warrants held by Messrs. Weissman and Gorman under the Company's Performance Warrant Plan in the amounts of 139,500 and 16,000, respectively. All of such Performance Warrants are presently exercisable through July 26, 2006 at an exercise price of $0.011 per share, subject to anti-dilution provisions. The aggregate value of unexercised in-the-money Performance Warrants at 1996 fiscal year end was $643,653 and $73,824 for Messrs. Weissman and Gorman, respectively.

                        LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth for each of the Named Executive Officers certain information concerning long-term cash incentive awards granted in 1996 pursuant to the Company's Executive Incentive Plan.

              LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

                                                      PERFORMANCE OR      ESTIMATED FUTURE PAYOUTS UNDER
                                        NUMBER OF         OTHER            NON-STOCK PRICE-BASED PLANS
                                      SHARES, UNITS    PERIOD UNTIL    ------------------------------------
                                         OR OTHER     MATURATION ON    THRESHOLD     TARGET       MAXIMUM
                NAME                  RIGHTS (#)(1)       PAYOUT       ($ OR #)    ($ OR #)(2)    ($ OR #)
------------------------------------  --------------  --------------   ---------   -----------   ----------
Morris Weissman.....................    25,000 Units     1996-1999      $50,000     $ 500,000    $1,000,000
John T. Gorman......................     3,500 Units     1996-1999      $ 7,000     $  70,000    $  140,000
Harvey J. Kesner....................     3,500 Units     1996-1999      $ 7,000     $  70,000    $  140,000
Ward A. W. Urban....................     1,500 Units     1996-1999      $ 3,000     $  30,000    $   60,000
Patrick J. Gentile..................     1,500 Units     1996-1999      $ 3,000     $  30,000    $   60,000

---------------
(1) Awards consists of units under the Company's Executive Incentive Plan with a nominal value of $2 per unit. Units will appreciate in value depending upon the extent by which the Company's operating income exceeds 10% of ROE (as defined) on a year-by-year or cumulative basis over the 1996-1999 period. Awards are only payable in cash in two installments in 1999 and 2000, or following a change in control, and are forfeited upon resignation or termination prior to March 6, 1999. ROE is defined as the fraction the numerator of which is equal to the Company's pre-tax income (including income from minority holdings, joint ventures, dividends from investments and like income) before extraordinary charges or similar one-time non-recurring losses or reserves not in the ordinary course plus depreciation and amortization, and the denominator of which is calculated as a simple average of the average monthly common equity (beginning of month common equity plus end of month common equity divided by two) for the calendar year.

(2) Target award is not determinable. Amounts are based on 1996 performance.

                                RETIREMENT PLAN

     Effective April 1, 1994, the Board of Directors approved a supplemental retirement plan for certain executives and management employees of the Company (the "SERP"). In general, the SERP provides that a participant retiring at age 65 will receive a monthly retirement benefit equal to an amount determined, in the case of the Company's senior executives, including the Named Executive Officers, by multiplying the participant's "final average compensation" (as defined in the SERP) by a percentage equal to 3% for each of the first ten years plus 1.5% for each of the next twenty years, of service, or for junior level executives, by a percentage equal to 2% for each of the first ten years, 1.5% for each of the next ten years and 1% for each of the next ten years. The result of the computation is decreased by a participant's Social Security Benefit and any amounts available from the participant's pension or profit sharing plan from the Company or its predecessors. The retirement income is to be paid at normal or deferred retirement dates for life only with the appropriate actuarial reduction of a joint and survivor election. Early retirement benefits are available with a reduction of 2% for each year less than age 62. No benefit will be provided prior to a participant achieving age 55 and 10 years of service. All participants will receive credit for past service to the Company or any of its wholly-owned subsidiaries. Amounts of compensation in excess of $300,000 increased by 6% on each plan anniversary date commencing April 1, 1995, will not be considered when calculating plan benefits. The Company has established a grantor trust to which the Company can contribute assets that will be held subject to claims of the Company's creditors until paid to SERP participants and their beneficiaries. Mr. Weissman's benefit in the SERP is calculated based upon compensation of $750,000. Mr. Weissman will be required to provide minimum numbers of service years as provided in his agreement.

     The following table shows the estimated annual benefit payable to employees in various compensation and years of service categories based upon the senior executive accrual rates. The estimated benefits apply to an employee retiring at age sixty-five in 1996 who elects to receive his or her benefit in the form of a single life annuity. These benefits would be reduced by any benefits attributable to the Company's (and its predecessor's) contributions (and the earnings thereon) to pension and/or profit sharing plans and social security.

                               PENSION PLAN TABLE

                                                            YEARS OF SERVICE
                                          -----------------------------------------------------
                REMUNERATION                 10         15         20         25         30
    ------------------------------------  ---------  ---------  ---------  ---------  ---------
    $100,000............................  $  30,000  $  37,500  $  45,000  $  52,500  $  60,000
     125,000............................     37,500     46,875     56,250     65,625     75,000
     150,000............................     45,000     56,250     67,500     78,750     90,000
     200,000............................     60,000     75,000     90,000    105,000    120,000
     250,000............................     75,000     93,750    112,500    131,250    150,000
     300,000............................     90,000    112,500    135,000    157,500    180,000
     337,080............................    101,124    126,405    151,686    176,967    202,248

                             DIRECTOR COMPENSATION

     Non-employee Directors presently are paid $25,000 per annum for serving as Directors and $2,000 for each Board meeting attended in excess of four in any fiscal year. Non-employee Directors receive $1,000 for each committee meeting attended. An amendment (the "Amendment") to the Deferred Stock and Compensation Plan for Non-employee Directors (the "Directors Plan") was approved by stockholders at the 1996 Annual Meeting. The Amendment increased to 3,000 the number of Common Stock equivalent awards which each director will automatically receive on an annual basis and provides automatic grants of up to 2,000

Common Stock equivalents to Committee chairpersons. Newly appointed directors will also receive a one-time award of 7,500 Common Stock equivalents under the Amendment. Upon approval of the Amendment, Messrs. Goldsmith, Hechler and Rowe-Beddoe canceled their awards of 15,000 options issued under the terminated 1992 Directors Plan and received a one-time award of 7,500 Common Stock equivalents. A maximum of 5,000 common stock equivalents per year for each director was awarded under the Amendment, exclusive of the one-time awards to directors. In all other respects the Directors Plan remains unchanged. Under the terms of the Directors Plan, Common Stock equivalents are held in a director's deferred stock account. Directors elected or appointed other than at an annual meeting are awarded a pro rata amount of Common Stock equivalents. As a result of the Amendment, 10,500, 10,500, 12,500, 12,500, 12,500 and 7,500 Common Stock
equivalents were awarded to each of Ms. Anderson, Dr. Arias and Messrs. Goldsmith, Hechler, Rowe-Beddoe and Teo, respectively, during 1996.

     Effective October 1, 1996, non-employee Directors receive $2,000 per annum for each committee membership and $5,000 for each committee chair held. These committee fees are subject to forfeiture by any director who attends less than 75% of the meetings of committees on which he or she serves. These fees are subject to irrevocable deferral elections, whereby (in addition to any other cash fees elected for deferral) a cash/debenture account is credited in the amount of the fees deferred which is convertible into the number of common shares as would equal the fees deferred in January of the year following the credit plus accrued interest at the seven-year treasury rate. Upon termination of services, directors receive interest plus the greater of the value of the debenture account (in cash in 5 annual installments) or the shares of common stock into which the debentures are convertible. The deferred accounts are payable in cash upon a change in control or as otherwise determined by the Compensation Committee. At year end, approximately $1,054, $4,745, $3,427, $2,900, and $528 were accrued for Ms. Anderson and Messrs. Goldsmith, Hechler, Rowe-Beddoe and Teo, respectively.

     A Common Stock equivalent is the hypothetical equivalent of the Common Stock that has a value on any date equal to the mean of the high and low trading prices of the Common Stock on such date, and is adjusted to reflect stock dividends, splits and reclassifications. In January of the year following the year of termination of services, each director receives payment in shares of Common Stock equal to the balance of Common Stock equivalents in his or her deferred stock account. In the event of a change in control, Common Stock equivalents have a value based on the highest price of the Common Stock during the thirty days preceding such change in control and will be paid in cash or otherwise as the Compensation Committee may prescribe.

     The Company does not provide any Director retirement benefits.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company retained Kelly, Anderson, Pethick & Associates, of which Ms. Anderson, a Director, is Vice Chairperson and an owner, for marketing and business development services primarily involving the Company's government contracts business. During 1996, the Company paid approximately $72,400 for services performed. The Company has for many years prior to Ms. Anderson's election as a Director utilized the services of Ms. Anderson's firm as a government consultant.

     On April 13, 1995, the Company loaned Mr. Weissman $185,750. The loan bears interest, payable annually, at a rate equal to the rate published by Citibank, NA as its base rate, from time to time. The loan matures on April 13, 1998. On December 31, 1996, the amount outstanding under the loan, including accrued interest, was approximately $210,000, which was the maximum amount outstanding during 1996. On May 5, 1997, Mr. Weissman paid in full all interest due and owing under the loan.

                         PROPOSAL 2.  AUDITOR PROPOSAL

     Pursuant to the recommendation of the Audit Committee, the Board of Directors has proposed the appointment of the firm of Deloitte & Touche LLP, independent certified public accountants ("Deloitte"), to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997.

Deloitte has acted as auditor of the Company or its predecessors since 1976. The stockholders are requested to approve the proposed appointment at the Annual Meeting.

     It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting and available to respond to appropriate questions, and make a statement, if they so wish.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AUDITOR PROPOSAL.

                                 RECOMMENDATION

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS AND FOR THE AUDITOR PROPOSAL.

                 LITIGATION INVOLVING CLAIMS AGAINST DIRECTORS

     In January 1994, Vladimir v. United States Banknote Corporation, et al., and in February 1994, Sinay v. United States Banknote Corporation, et al. were filed in the United States District Court for the Southern District of New York. Also, in January 1994, Atencio v. Morris Weissman, et al. was filed in the Court of Chancery for the State of Delaware, New Castle County, against various directors and/or officers of the Company, on behalf of a purported class and derivatively on behalf of the Company which was named as a nominal defendant. In February 1994, Rosenberg v. Morris Weissman, et al. was filed in the same court as Atencio, alleging similar claims to Atencio, but not on behalf of a class of plaintiffs. On June 16, 1995, the Court approved certification of a class in the Vladimir action consisting of all persons who purchased stock in the open market from April 1, 1993 through January 6, 1994 and on February 26, 1996 dismissed the Sinay action, without prejudice. On January 17, 1997, a jury verdict in Vladimir was returned that found the Company's stock inflated by $0.79 per share during the class period under Section 10(b) of the Securities Exchange Act of 1934 with respect to the Company with a finding of liability under Section 20(a) to Mr. Weissman as a "control person" of the Company. The Company and Mr. Weissman have filed Motions for Summary Judgement and Motions for Judgment as a Matter of Law following the jury verdict and seeking a new trial, which are pending. The Atencio and Rosenberg actions assert claims for breach of fiduciary duty by the individual defendants, and allege that certain of the defendants sold Common Stock while in possession of material non-public information and seek recapture of the profits earned by the defendants who purportedly traded, the repayment by the defendants of their 1993 salaries, damages for the costs to the Company of defending the Vladimir and Sinay actions and the annulment of the 1993 election of directors.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.

     Based solely on review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and Directors, the Company believes that during the year ended December 31, 1996 all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis except as follows: one late Form 4 by Mr. Teo reporting ownership changes reported on Form 5 filed February 1997 and one late Form 4 reporting sales by Mr. Weissman's spouse during 1996 reported on Form 4 filed May 1997.

                                 OTHER BUSINESS

     The Company knows of no other matters that may be presented to the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                       PROXIES AND VOTING AT THE MEETING

     Only holders of record of Common Stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, 19,993,164 shares of Common Stock were issued and outstanding, with each share entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum.

     The affirmative vote of the holders of a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary for the election of Directors. Abstentions and broker non-votes will have no impact on the election of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of the Auditor Proposal. With respect to abstentions on this matter, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as votes against the matter. With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting for such matter and the broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

     Any Proxy may be revoked at any time before it is actually voted by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting or by submitting another Proxy bearing a later date. Properly executed and unrevoked Proxies received by the Company will be voted by the persons named therein at the Annual Meeting in the manner specified therein or, if no specification is made, will be voted: (i) FOR the election of the seven Directors listed herein and (ii) FOR the Auditor Proposal.

     The expense of preparing, printing and distributing the Proxy materials will be paid by the Company. In addition to use of the mail, Proxies may be solicited in person or by telephone by Directors, officers or employees of the Company without additional compensation. The Company has engaged D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, to assist in the solicitation of Proxies from stockholders for a fee of $6,000 plus reimbursement for reasonable out-of-pocket expenses.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be included in the Company's proxy materials relating to and presented at the Company's 1998 annual meeting of stockholders must be received at the Company's principal executive offices not later than January 11, 1998. The Company's By-laws provide additional notice requirements for stockholder nominations and proposals. At annual meetings, stockholders may submit nominations for directors and other proposals only upon 60 days advance written notice (90 days if the meeting is on or after the anniversary of the prior years meeting) to the Secretary of the Company.

                                          By Order of the Board of Directors,

                                          LOGO

                                          HARVEY J. KESNER
                                          Secretary

May 9, 1997

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. NO POSTAGE STAMP IS NECESSARY IF MAILED IN THE UNITED STATES.

PROXY


                          AMERICAN BANKNOTE CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Morris Weissman, John T. Gorman and Harvey
     J. Kesner , or any one of them, with the full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of AMERICAN BANKNOTE CORPORATION (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting to be held on June 11, 1997 and at any adjournments thereof, and the undersigned authorizes and instructs said proxies to vote as directed.

Election of Directors:

The nominees are:

                  Bette B. Anderson              David Rowe-Beddoe
                  Dr. Oscar Arias S.             Alfred Teo
                  C. Gerald Goldsmith            Morris Weissman
                  Ira J. Hechler



     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.


     Please mark, date and sign this proxy on the reverse side and return it promptly using the envelope provided.

                                                         (See reverse side)

        Please mark your
 /X/    vote as in this
        example.


        The Board of Directors recommends a vote FOR Proposal 2.

                             FOR           VOTE WITHHELD FOR
                         ALL NOMINEES        ALL NOMINEES
                             / /                  / /

1.  ELECTION OF
    DIRECTORS
    (See reverse side)

For, except vote withheld from the following nominee(s):

 ______________________________________________

                               FOR   AGAINST  ABSTAIN
2.  PROPOSAL TO APPROVE        / /     / /      / /
    THE APPOINTMENT OF
    DELOITTE & TOUCHE LLP
    AS AUDITORS FOR THE
    COMPANY FOR THE
    FISCAL YEAR ENDED
    DECEMBER 31, 1997.

3.  IN THEIR DISCRETION, UPON ANY OTHER MATTERS WHICH MAY
    PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.





Change of Address:  / /                 Receipt of the Notice
Check this box and                      of Annual Meeting
print new address                       of Stockholders,
below:                                  the Proxy Statement
_____________________________           and the 1996 Annual
_____________________________           Report of the Com-
_____________________________           pany is hereby
                                        acknowledged.

SIGNATURE(S) _______________________ DATE _______, 1997

Your signatures should appear the same as your name appears hereon, and if signing as an attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.